Exhibit 10.35
AMENDMENT NUMBER THREE
to the
Amended and Restated Master Repurchase Agreement
Dated as of October 21, 2010
between
BANK OF AMERICA, N.A.
and
NATIONSTAR MORTGAGE LLC
     This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 17th day of January, 2012, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”) to the Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between Buyer and Seller.
     WHEREAS, Seller has requested and Buyer agrees to amend the Agreement as more specifically set forth herein; and
     WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Amendments. Effective as of January 17, 2012 (the “Effective Date”) the Agreement is hereby amended as follows:
     (a) The Agreement is hereby modified by deleting Section 7.1(a)(xiv) thereof in its entirety and replacing it with the following (with modified text underlined for review purposes)
(xiv) a copy of Seller’s underwriting guidelines for Mortgage Loans, as amended from time to time, which shall be acceptable to Buyer in its sole reasonable discretion; and
     (b) The Agreement is hereby modified by deleting Section 7.2(l) thereof in its entirety and replacing it with the following (with modified text underlined for review purposes)
     (l) Buyer shall have received a copy of any amendments or updates to Seller’s underwriting guidelines certified by Seller to be a true and complete copy (to the extent not already delivered to Buyer) that clearly identifies the changes to Seller’s underwriting guidelines, and Buyer shall have approved such amendments or updates. For the sake of clarity, if Buyer has not approved such amendments or updates, Buyer shall have no obligation to enter into any Transaction in respect of any Mortgage Loans that were originated in accordance with such amended or updated underwriting guidelines;
     (c) Clause (o) of Exhibit L of the Agreement is hereby amended by (i) inserting the word “Seller’s” immediately prior to the reference to the words “underwriting guidelines” contained therein and (ii) inserting the word “reasonable” immediately following the reference to the word “sole” contained therein.
     (d) Clause (w) of Exhibit L of the Agreement is hereby amended by inserting the words

“acceptable to Buyer in its sole reasonable discretion” immediately following the reference to the words “Seller’s underwriting guidelines” contained therein.
     (e) Clause (aa) of Exhibit L of the Agreement is hereby amended by inserting the words “acceptable to Buyer in its sole reasonable discretion” immediately following the reference to the words “Seller’s underwriting guidelines” contained therein.
     SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.
     SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
     SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
     SECTION 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
     SECTION 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
     SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
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     IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,		NATIONSTAR MORTGAGE LLC,
as Buyer		as Seller

By:	/s/ Craig Weakley	By:	/s/ Gregory Oniu
Name: Craig Weakley		Name: Gregory Oniu
Title: Managing Director		Title: Senior Vice President
Amendment Three to Amended and Restated Master Repurchase Agreement